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                                                                   EXHIBIT 99(C)


                     FORM OF BENEFICIAL OWNER ELECTION FORM

         I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights ("Rights") and contingent rights ("Contingent Rights") to purchase Series A senior secured notes ("Notes") accompanied by warrants ("Warrants") to purchase shares of common stock, par value $0.001 per share (the "Common Stock"), of Seven Seas Petroleum Inc. (the "Company").

         In this form, I (we) instruct you whether to exercise the Rights or Contingent Rights, as the case may be, distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated October ____, 2001 (the "Prospectus").

BOX 1.  [__]          Please DO NOT EXERCISE my (our) Rights or Contingent Right
                      for the Notes and Warrants.

BOX 2.  [__]          Please EXERCISE my (our) Rights for me (us) and purchase
                      on my (our) behalf $_________ principal amount of the Notes accompanied by Warrants.

                      I (We) understand that the exercise price of the Rights is equal to the principal amount of the Notes set forth above, plus interest accrued at a rate of 12% since July 23, 2001 through the closing date of the Rights Offering. Accordingly, the EXERCISE PRICE for each $100 principal amount of the Notes is $____________.

BOX 3.  [__]          Please exercise my (our) Contingent Right for me (us) and
                      purchase on my (our) behalf $100 principal amount of the Notes accompanied by Warrants.

                      I (We) understand that the exercise price of the Contingent Right is $____, which is the principal amount of the Note plus interest accrued at a rate of 12% since July 23, 2001 through the closing date of the Rights Offering.

BOX 4.  [__]          Payment in the following amount IS ENCLOSED: _____________

BOX 5.  [__]          Please DEDUCT PAYMENT from the following account
                      maintained by you as follows:

Type of Account:                            Account No.:
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Amount to be deducted:  $
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Date:                              Signature:
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                                   Signature:
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